VISION GROUP OF FUNDS, INC.

                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7010

                                September 8, 1999

Edgar Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

      RE:  VISION GROUP OF FUNDS, INC. (the "Trust")
           Vision Growth and Income Fund
           Vision Capital Appreciation Fund (the "Funds")
           1933 Act File No. 33-20673
           1940 Act File No. 811-5514

Dear Sir or Madam:

        Pursuant to Rule 497(e) of the Securities Act of 1933, the Supplement to the Prospectus of the above-referenced Trust, with respect to the Funds, dated August 31, 1999, as amended on September 8, 1999, is hereby electronically transmitted.

                                                   Very truly yours,

                                                   /s/ Mark R. Thompson
                                                   Mark R. Thompson
                                                   Compliance Analyst

Enclosures